Exhibit 10.2
AMENDMENT NO. 1
TO
NOTE REPURCHASE AGREEMENT
This Amendment No. 1 to certain provisions of that Note Repurchase Agreement dated as of July 1, 2008 by and between Alexandra Global Master Fund Ltd., a British Virgin Islands International Business Company (“Holder”), on the one hand, and VaxGen, Inc., a Delaware corporation (“Company”), on the other hand, is effective as of this 7th day of July, 2008 (the “Amendment”).
Amendment of Note Repurchase Agreement
Whereas, the undersigned are parties to that certain Note Repurchase Agreement, dated July 1, 2008 (the “Agreement”);
Whereas, the Holder and the Company wish to amend certain provisions of, and Schedule A to, the Agreement; and
Whereas, pursuant to Section 5.6 of the Agreement, any term of the Agreement may be amended, and the observance of any term of the Agreement waived (either generally or in a particular instance and either retroactively or prospectively), by written consent of Holder and the Company.
Now, Therefore, the undersigned agree as follows:
AGREEMENT
1. Amendment.
1.1 Section 1. Section 1 of the Agreement is hereby amended and restated to read in its entirety as follows:
“1. Sale of Notes. Subject to the terms and conditions of this Agreement, the Company agrees to purchase from the Holder, and the Holder agree to sell to the Company, the Notes identified on Schedule A hereto, in the aggregate principal amount and for an aggregate purchase price set forth on Schedule A hereto. The purchase and sale of the Notes shall take place at one or more closings, at the time and place and on the dates indicated on Schedule A hereto (which time and place are designated as the “Closing” and the dates thereof each, a “Settlement Date”). At the Closing, the Holder shall deliver to the Company the Notes, duly endorsed or accompanied by an assignment duly endorsed and in a form acceptable to the Trustee, against payment of the aggregate purchase price described on Schedule A hereto (the “Purchase Price”), by wire transfer in the amounts and using the wire transfer instructions to be provided separately to the Company by Holder. Upon receipt by the Holder of the Purchase Price, the Company shall become the legal and beneficial owner of the Notes and of all rights and interest therein or related thereto and to the monies due and to become due under the terms of the Notes. The Holder hereby agrees that upon receipt of the Purchase Price, the Notes shall be cancelled and the Company shall have no further obligation to the Holder thereunder.”

1.2 Schedule A. Schedule A to the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit A hereto.
2. Full Force and Effect. All other provisions of the Agreement shall remain in full force and effect.
3. Construction. This Amendment shall be construed in accordance with the laws of the State of New York, without regard to its choice of law provisions.
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In Witness Whereof, the undersigned have executed this Amendment as of the date set forth above.

	ALEXANDRA GLOBAL MASTER FUND LTD.		VAXGEN, INC.

By: ALEXANDRA INVESTMENT
	MANAGEMENT, LLC, as	By:	/s/ James P. Panek

	Investment Advisor		Name: James P. Panek
Title: President and Chief Executive Officer

By:	/s/ Mikhail Filimonov

	Name: Mikhail Filimonov		Address for notices:
Title: Chairman and Chief Executive Officer
VaxGen, Inc.
349 Oyster Point Boulevard
	Address for notices:		South San Francisco, CA 94080
Attn: Mr. James Panek
	Alexandra Global Master Fund Ltd.		Facsimile No.: (650) 624-4785
c/o Alexandra Investment Management, LLC
767 Third Avenue
39th Floor
New York, New York 10017

Phone No: (212) 301-1800
Facsimile No.: (212) 301-1810

Exhibit A
SCHEDULE A
to
Note Repurchase Agreement
dated as of July 1, 2008
by and between
ALEXANDRA GLOBAL MASTER FUND LTD.
and
VAXGEN, INC.
Title of Securities: 5 1/2% Convertible Senior Subordinated Notes due April 1 2010 (the “Notes” and each, a “Note”)

Aggregate Principal Amount of Note:	$7,500,000

Purchase Price:	$6,150,000 ($820 for each $1,000 principal amount of Notes) plus accrued and unpaid interest thereon to the Settlement Date.

Accrued Interest:
$111,145.51 plus an additional $1,145.83 per day in the event that the Settlement Date is extended to a later date by mutual agreement of the parties; provided, however, that the parties hereby agree that if the Settlement Date is extended to a date later than July 8, 2008 as a result of Holder being unable to deliver the applicable Note to the Company or its counsel on or before the Closing on the Settlement Date, no additional interest shall accrue after such Settlement Date with respect to such applicable Note.

Aggregate Purchase Price:
$6,261,145.51 plus an additional $1,145.83 per day in the event that the Settlement Date is extended to a later date by mutual agreement of the parties; provided, however, that the parties hereby agree that if the Settlement Date is extended to a date later than July 8, 2008 as a result of Holder being unable to deliver the applicable Note to the Company or its counsel on or before the Closing on the Settlement Date, no additional interest shall accrue after such Settlement Date with respect to such applicable Note.

Closing:	Offices of Cooley Godward Kronish, 3175 Hanover Street, Palo Alto, California 94304 at 9:00 A.M. (local time), on July 8, 2008 or such later date as Holder and the Company shall mutually determine.

Settlement Date:	July 8, 2008.

Aggregate Principal Amount of Note:	$3,500,000

Purchase Price:	$2,870,000 ($820 for each $1,000 principal amount of Notes) plus accrued and unpaid interest thereon to the Settlement Date.

Accrued Interest:
$51,867.84 plus an additional $534.72 per day in the event that the Settlement Date is extended to a later date by mutual agreement of the parties; provided, however, that the parties hereby agree that if the Settlement Date is extended to a date later than July 8, 2008 as a result of Holder being unable to deliver the applicable Note to the Company or its counsel on or before the Closing on the Settlement Date, no additional interest shall accrue after such Settlement Date with respect to such applicable Note.

Aggregate Purchase Price:
$2,921,867.84 plus an additional $534.72 per day in the event that the Settlement Date is extended to a later date by mutual agreement of the parties; provided, however, that the parties hereby agree that if the Settlement Date is extended to a date later than July 8, 2008 as a result of Holder being unable to deliver the applicable Note to the Company or its counsel on or before the Closing on the Settlement Date, no additional interest shall accrue after such Settlement Date with respect to such applicable Note.

Closing:	Offices of Cooley Godward Kronish, 3175 Hanover Street, Palo Alto, California 94304 at 9:00 A.M. (local time), on July 8, 2008 or such later date as Holder and the Company shall mutually determine.

Settlement Date:	July 8, 2008, or such later date as Holder and the Company shall mutually determine.